Exhibit 10.6

FORM OF VICTORIA’S SECRET & CO.
2021 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
EFFECTIVE [●], 2021
ARTICLE I
ESTABLISHMENT AND PURPOSE
1.01. Establishment and Effective Date. Effective on [●], 2021 (the “Effective Date”), Victoria’s Secret & Co., a Delaware corporation (including any successor in name or interest thereto, the “Company”), hereby establishes this stock incentive plan known as the “Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan” (the “Plan”).
1.02. Purpose. The Company desires to attract and retain the best available executive and key management associates, consultants and other advisors, for itself and its subsidiaries and affiliates and to encourage the highest level of performance by such individuals in order to serve the best interests of the Company and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates, consultants and other advisors the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum effort for the success of the Company and its subsidiaries.
1.03. Definitions. Unless otherwise defined elsewhere in the Plan, all capitalized terms used in the Plan shall have the meanings set forth in Article XXI.
ARTICLE II
AWARDS
2.01. Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: 1) incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code; 2) nonstatutory stock options (“Nonstatutory Stock Options”) (unless otherwise indicated, references in the Plan to Options shall include both Incentive Stock Options and Nonstatutory Stock Options); 3) stock appreciation rights (“Stock Appreciation Rights”), as described in Article VII, which may be awarded either in tandem with Options (“Tandem Stock Appreciation Rights”) or on a stand-alone basis (“Nontandem Stock Appreciation Rights”); 4) shares of Common Stock which are subject to certain restrictions as provided in Article X (“Restricted Shares”); 5) units representing shares of Common Stock which are restricted as provided in Article XI (“Restricted Share Units” or “RSUs”); 6) units representing shares of Common Stock, as described in Article XII (“Performance Units”), and 7) shares of unrestricted Common Stock (“Unrestricted Shares”), as described in Article XIII. In addition, Awards may be granted as (i) “Substitute Awards,” which are Awards granted in assumption of, or in substitution for, any outstanding awards previously granted by a company acquired by the Company (or a subsidiary or affiliate thereof) or with which the Company (or a subsidiary or affiliate thereof) combines, (ii) “Converted Awards”, which are awards originally granted under an L Brands Equity Plan (as defined in the Employee Matters Agreement) that are converted into Awards with respect to shares of Common Stock pursuant to Section 8.01, 8.02 or 8.03 of the Employee Matters Agreement or (iii)  “Replacement Awards,” which are “Replacement VS Awards” (as defined under the Employee Matters Agreement) granted pursuant to Section 8.05(a) of the Employee Matters Agreement. Substitute Awards shall be granted in accordance with procedures complying with Section 409A of the Code and the regulations thereunder.

2.02. Maximum Shares Available. Subject to adjustment pursuant to Article XVI, the maximum aggregate number of shares of Common Stock available for issuance pursuant to Awards (including any Replacement Awards) as of the Effective Date is (i) [●]1 shares of Common Stock, plus (ii) the number of shares of Common Stock issuable upon the exercise or settlement of Substitute Awards and Converted Awards.
2.03. Share Recycling. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that any Award (including any Replacement Award) expires unexercised or is terminated, surrendered or canceled without being exercised or settled for shares for any reason, or any Restricted Share Award under the Plan is forfeited, then the shares of Common Stock to which any such Award relates may be made available for subsequent Awards, upon such terms as the Committee may determine; provided, however, that the foregoing shall not apply to or in respect of Substitute Awards or Converted Awards. The following shares of Common Stock may not again be made available for issuance as Awards: 1) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option, or 2) shares of Common Stock used to pay the exercise price or withholding taxes related to settlement of an outstanding Award.
2.04. ISO Limit. Notwithstanding anything to the contrary in the Plan, a maximum of [●]2 shares of Common Stock are available for award under the Plan in the form of Incentive Stock Options.
ARTICLE III
ADMINISTRATION
3.01. Committee. The Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards under the Plan or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

[1]	To be equivalent to 12% of the total outstanding shares of common stock of the Company on a fully diluted basis.

[2]	To be equal to total number of shares set forth in Section 2.02(i).

3.02. Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority 1) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; 2) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; 3) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; 4) to grant Restricted Shares and Restricted Share Units and to determine the term of the Restricted Period (as described in Section 11.02) and other conditions and restrictions applicable to such grants; 5) to grant Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such units; 6) to grant Unrestricted Shares (subject to the limitation contained in this plan); 7) to determine the associates to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Units and Unrestricted Shares shall be granted; 8) to determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; 9)  to determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, shares, other awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; 10)  to determine whether, to what extent and under what circumstances cash, shares, other awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; 11)  to correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement, in the manner and to the extent it shall deem desirable to carry the Plan into effect; 12)  to establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and extent permitted under applicable regulations of any stock exchange on which the Company is listed; and 13) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
3.03. Delegation. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more of its members, one or more committees of the Board (which may consist of solely one director) or any other person or persons, including, without limitation, the officers of the Company or such administrator as it deems appropriate, such duties and responsibilities (including any ministerial duties), including the authority to grant Awards, as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause transactions under the Plan to fail to comply with any intended exemption under Section 16 of the Act. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.
3.04. Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all associates who have received Awards and all other interested persons.

3.05. Liability; Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Award Agreements made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time.
ARTICLE IV
ELIGIBILITY
4.01. Eligibility. Any associate, consultant, director or other advisor of, or any other individual who provides services to (x) the Company or any subsidiary or affiliate or (y) any joint venture in which the Company or any subsidiary or affiliate holds at least a 20% interest, shall be eligible to be selected to receive a compensatory award under or to be a “participant” in the Plan. In determining the individuals to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the nature of the services rendered by such individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. The Committee shall ensure that Common Stock underlying any Award hereunder qualifies as “service recipient stock,” within the meaning of Section 409A of the Code and the regulations thereunder.  Notwithstanding anything to the contrary herein, Converted Awards and Replacement Awards may be granted under the Plan in accordance with the terms of the Employee Matters Agreement.
4.02. Certain Limitations. Awards granted under the Plan shall be subject to a minimum one year vesting period following the grant date of such Award; provided that the following actions and Awards shall not be subject to the foregoing minimum vesting requirement: 1) the acceleration of Awards pursuant to Section 19.01, 2) the grant of Substitute Awards, Converted Awards or Replacement Awards or 3) the grant of Awards relating to 5% of the shares of Common Stock available for issuance under the Plan pursuant to Section 2.02; and, provided further, that the foregoing restriction does not apply to the provision for accelerated exercisability or vesting of an Award in cases of involuntary termination without Cause, Retirement, death or Disability.
4.03. Non-Employee Director Limitations.  No non-employee director of the Company may receive compensation for any fiscal year in excess of $1,000,000 in the aggregate, including cash payments and Awards under the Plan (with the value of any Award for purposes of the limit in this Section 4.03 determined based on the grant date fair value of such Award for financial reporting purposes); provided that the limit in this Section 4.03 shall not apply with respect to any Converted Awards or Replacement Awards.

ARTICLE V
STOCK OPTIONS
5.01. Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine. On or before the date of grant of an Option, the Committee shall designate the number of shares of Common Stock covered by such Option, the option price of such Option, and the recipient of the Option.
5.02. Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee not later than the date of the grant, but (except in the case of Converted Awards and Substitute Awards) shall not be less than 100 percent of the Fair Market Value of the Common Stock subject to such Option on the date of grant. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option.
5.03. Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles IX and X, except as otherwise provided in Section 6.01 with respect to ten (10) percent stockholders of the Company.
5.04. Exercise of Options. Subject to the provisions of Article XIX, an Option may be exercised, in whole or in part, at such time or times as the Committee shall determine; provided, however, that, except to the extent provided in Section 4.02 and Section 19.01, each Option granted under the Plan shall have a minimum vesting period of one year. Subject to the forgoing, the Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by a Participant by giving notice in such manner as the Committee may permit, stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the shares of Common Stock issuable upon exercise of the Option shall be made in full in cash or by certified check or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at Fair Market Value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the Participant, shall be delivered to the Participant. Until the issuance of the shares of Common Stock upon the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock that are subject to the Option.
5.05. Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, any related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

ARTICLE VI
SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS
6.01. Ten Percent Stockholder. Notwithstanding any other provision of the Plan to the contrary, any associates who are full-time employees of the Company and its present and future subsidiaries, shall be eligible for Awards of Incentive Stock Options. However, no such associate may receive an Incentive Stock Option under the Plan if such associate, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless 1) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to such Incentive Stock Option on the date of grant and 2) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.
6.02. Limitation on Grants. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an associate during any calendar year (under this Plan or any other plan of the Company or a subsidiary) shall not exceed $100,000.
6.03. Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by stockholders.
ARTICLE VII
STOCK APPRECIATION RIGHTS
7.01. Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, at the time the Option is granted, and shall be subject to the same terms and conditions as the related Option, except that the medium of payment may differ. Nontandem Stock Appreciation Rights may be granted by the Committee at any time. On or before the date of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right, the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.05 below, and the recipient of the Award. Except in the case of a Converted Award or a Substitute Award, the base price of a Nontandem Stock Appreciation Right shall be not less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine. Until the issuance of shares of Common Stock upon the surrender or exchange of Tandem Stock Appreciation Rights or exercise of Nontandem Stock Appreciation Right, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock that are subject to the Tandem or Nontandem Stock Appreciation Right.
7.02. Limitations on Exercise. Subject to the provisions of Articles IX, X and XX, a Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be subject to the same exercise period as the related Option, which shall be set forth in the applicable agreement on or before the date of grant. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent Awards. Subject to the provisions of Article XX, a Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine, which shall be set forth in the applicable agreement on or before the date of grant.

7.03. Term of Stock Appreciation Rights. The term of each Stock Appreciation Right granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles  IX and X.
7.04. Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the Participant to surrender to the Company unexercised the related Option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of 1) the Fair Market Value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over 2) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.
7.05. Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the Participant to receive from the Company that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of 1) the Fair Market Value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over 2) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.
7.06. Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall 1) issue, in the name of the Participant, stock certificates representing the total number of full shares of Common Stock to which the Participant is entitled pursuant to Section 7.04 or 7.05 hereof, and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares and 2) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.07, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.
7.07. Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

ARTICLE VIII
NONTRANSFERABILITY OF AWARDS
8.01. Nontransferability of Awards. Except to the extent permitted under Section 8.02, no Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Award shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award not specifically permitted herein shall be null and void and without effect. An Award may be exercised by a Participant, or otherwise settle, only during the Participant’s lifetime, or following the Participant’s death, pursuant to Article X.
8.02. Limited Exception to Nontransferability. Notwithstanding Section 8.01, the Committee may determine that a Nonstatutory Stock Option may be transferred by a Participant to one or more members of such Participant’s immediate family, to a partnership of which the only partners are members of such Participant’s immediate family, or to a trust established by a Participant for the benefit of one or more members of such Participant’s immediate family. For this purpose, immediate family means a Participant’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this Section 8.02 may not further transfer such Nonstatutory Stock Option. A trust described in this Section 8.02 may not be amended to benefit any person other than a member of the Participant’s immediate family. A Nonstatutory Stock Option transferred pursuant to this Section 8.02 shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Articles 9 and 10 relating to the effect on the Nonstatutory Stock Option of the Termination of Service, Total Disability or death of the Participant, and shall be subject to such other rules as the Committee shall determine.
ARTICLE IX
TERMINATION OF SERVICE
9.01. Exercise after Termination of Service. Except as the Committee may at any time provide, in the event that the employment of a Participant shall be terminated either by the Participant or by the Participant’s employer (for reasons other than death, Total Disability or Cause), any Option or Stock Appreciation Right granted to such Participant may be exercised (to the extent that the Participant was entitled to do so at the time of Participant’s Termination of Service) at any time within one (1) year after such Termination of Service, but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right; provided, however, that if an Incentive Stock Option is not exercised within three (3) months following Termination of Service, it shall be treated as a Nonstatutory Stock Option. If the Participant’s employment is terminated by the Participant’s employer for Cause, except as the Committee may at any time provide, any Option or Stock Appreciation Right may be exercised (to the extent that the Participant was entitled to do so at the time of the Termination of Service) at any time within thirty (30) days after such Termination of Service, but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right. Except to the extent otherwise set forth herein, any Options or Stock Appreciation Rights that are not exercisable on the date of a Termination of Service for any reason shall lapse. In no event may an Option or Stock Appreciation Right be exercised after the expiration of the original term of the Option or Stock Appreciation Right.

9.02. Total Disability. If a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall have incurred a Total Disability, such Option or Stock Appreciation Right, to the extent not vested on the date of such Participant’s Termination of Service due to Total Disability (it being understood that such termination occurs after nine (9) months of absence from work due to the Total Disability), shall continue to vest during the period of such Participant’s Total Disability, and, upon becoming vested, such Award shall be exercisable within the one (1) year period after the applicable vesting date, but in no event later than the date of expiration of the original term of the Option or Stock Appreciation Right. To the extent that an Option or Stock Appreciation Right held by a Participant is vested on the date of such Participant’s Termination of Service due to Total Disability, such Option or Stock Appreciation Right shall be exercisable within the one (1) year period after the date of such Termination of Service, but in no event later than the date of expiration of the original term of the Option or Stock Appreciation Right. In the event of the death of a Participant following such Participant’s Termination of Service due to Total Disability, any unvested Option or Stock Appreciation Right shall be fully vested on the date of such Participant’s death and shall be exercisable within the one (1) year period after the date of such Participant’s death, but in no event later than the expiration of the original term of the Option or Stock Appreciation Right.
Notwithstanding the foregoing, for purposes of exercising Incentive Stock Options, a Participant shall be deemed to have a Termination of Service if the Participant is absent from work for three (3) months due to Total Disability, where the date of such Termination of Service shall be the last date of active employment before the three (3) month period; in this event, if such Participant fails to exercise his or her Incentive Stock Option within three (3) months following such deemed Termination of Service, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option.
ARTICLE X
DEATH OF PARTICIPANT
10.01. Death of Participant While Employed. If a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by or otherwise providing services to the Company or one of its subsidiaries or affiliates, such Option or Stock Appreciation Right shall become fully exercisable by the Participant’s beneficiary (as designated by the Participant on the appropriate form provided by the Company), or if no beneficiary is so designated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon the Participant’s death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the Participant’s death (or such other period as the Committee may at any time provide), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right.

10.02. Death of Participant Following Termination of Service. Except in the case of death during the period of Total Disability, which shall be governed by Section 9.02, if a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall die after the date of the Participant’s Termination of Service, but before the end of the period provided under the Plan by which a terminated Participant may exercise such Option or Stock Appreciation Right, such Option or Stock Appreciation Right may be exercised, to the extent that the Participant was entitled to do so at the time of the Participant’s death, by the Participant’s beneficiary (as designated by the Participant on the appropriate form provided by the Company), or if no beneficiary is so designated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon the Participant’s death by bequest or inheritance. Such exercise may occur at any time within the period in which the terminated Participant could have exercised such Option or Stock Appreciation Right if the Participant had not died (or such other period as the Committee may at any time provide), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right.
ARTICLE XI
RESTRICTED SHARES
AND
RESTRICTED SHARE UNITS
11.01. Grant of Restricted Shares and Restricted Share Units. The Committee may from time to time cause the Company to grant Restricted Shares and RSUs under the Plan to Participants, subject to such restrictions, conditions and other terms as the Committee may determine. Restricted Shares are shares of Common Stock which are subject to such conditions and restrictions as determined by the Committee, including conditions and restrictions relating to transferability. RSU Awards represent an unfunded promise to pay the Participant a specified number of shares of Common Stock (or cash equivalent, as applicable) in the future if the conditions of the RSU Award are satisfied and the RSU Award is not otherwise forfeited prior to the stated date of delivery, under the terms and conditions applicable to such Award.
11.02. Restrictions. At the time a grant of Restricted Shares or RSUs is made, the Committee shall establish the Restricted Period applicable to such Restricted Shares or RSUs. Each grant of Restricted Shares or RSUs may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual service or performance objectives, which shall be applicable to all or any portion of the Restricted Shares or RSUs. The Committee may also, in its sole discretion, waive any performance-based restrictions applicable to all or a portion of such Restricted Shares or RSUs, provided that the applicable terms and conditions are set forth on or before the date of grant of the Award to the extent required to comply with Section 409A of the Code and the regulations thereunder. In the event of a Participant’s Termination of Service for Total Disability, Restricted Shares or RSUs held by such Participant shall continue to vest during the period of Total Disability. Unless otherwise provided under the terms of the Award, upon the death of a Participant, including during a Participant’s Total Disability, any performance conditions applicable to Restricted Shares or RSUs which have been granted to such Participant will be deemed to have been satisfied at target, if applicable, and the Restricted Period, if any, applicable to Restricted Shares or RSUs held by such Participant, will be deemed to have expired. At the discretion of the Committee (including as provided in any applicable Award Agreement), upon the Retirement of a Participant, the service restrictions and conditions, if any, applicable to any Restricted Shares or RSUs which have been granted to such Participant will be deemed to have been satisfied with respect to that percentage of the Restricted Shares or RSUs equal to 1) the number of complete months between the first day of the Restricted Period and the date of the Participant’s Retirement, divided by 2) the number of complete months in the Restricted Period. Any Restricted Shares or RSUs granted to a Participant for which the restrictions and conditions are not deemed to have expired pursuant to the preceding sentence shall be forfeited in accordance with Section 11.03. Subject to Section 4.02 and Section 19.01, an Award may also provide for full or pro-rata vesting upon other events, such as upon a Change in Control or for other reasons, provided that any such applicable terms and conditions are set forth on or before the date of grant of the Award.

11.03. Rights of Holders of Restricted Shares. Participants to whom Restricted Shares have been granted shall not have the right to vote such shares or the right to receive any dividends with respect to such Restricted Shares. In the event of the payment of a dividend or other distribution in connection with the shares of Common Stock, Participants may, at the discretion of the Committee, receive such dividend or distribution equivalent subject to the same restrictions and vesting conditions as the underlying Restricted Shares. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend or other distribution equivalents paid on Restricted Shares prior to vesting be credited to the Participant in cash or in a number of additional Restricted Shares having an aggregate Fair Market Value equal to the dividend per share paid on the Common Stock multiplied by the number of Restricted Shares credited to the Participant’s account at the time the dividend was declared, subject to such terms and conditions, including such restrictions, of the applicable Restricted Shares. Such cash right or additional Restricted Shares credited to a Participant in relation to dividend or other distribution equivalents with respect to a Restricted Share shall be subject to the same restrictions as such Restricted Share. All distributions or credits in respect of such distributions, if any, received by a Participant with respect to Restricted Shares as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XI and the adjustment provisions of Article XVI.
11.04. Rights of Holders of Restricted Share Units. Participants to whom RSUs have been granted shall not have the right to vote the shares of Common Stock subject to such RSUs or the right to receive any dividends with respect to the shares of Common Stock subject to such RSUs. In the event of the payment of a dividend or other distribution in connection with the shares of Common Stock, Participants may, at the discretion of the Committee, receive such dividend or distribution equivalent subject to the same restrictions and vesting conditions as the underlying RSUs. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend or other distribution equivalents paid on the shares of Common Stock underlying a Participant’s RSUs prior to the vesting of the Participant’s RSUs be credited to the Participant in cash or in a number of additional RSUs having an aggregate Fair Market Value equal to the dividend per share paid on the Common Stock multiplied by the number of RSUs credited to the Participant’s account at the time the dividend was declared. Such cash right or additional RSUs credited to the Participant in relation to dividend or other distribution equivalents paid with respect to an RSU shall be subject to the same restrictions as such RSU. All distributions or credits in respect of such distributions, if any, received by a Participant with respect to RSUs as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XI and the adjustment provisions of Article XVI.

11.05. Forfeiture Upon Termination of Service. Except as provided in Section 11.02 and Section 19.01, and as the Committee may at any time provide, any Restricted Shares or RSUs granted to a Participant pursuant to the Plan shall be forfeited if the Participant experiences a Termination of Service either by the Participant or by the Participant’s employer for reasons other than death or Total Disability prior to the expiration of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares or RSUs. In addition, if the Participant’s Termination of Service occurs as a result of Retirement, any Restricted Shares or RSUs which do not vest in accordance with Section 11.02 (any such vesting to be determined by the Committee in its discretion) shall be forfeited.
11.06. Delivery of Shares. Delivery of shares of Common Stock in respect of Restricted Shares shall be made promptly following lapse or termination of the Restricted Period and satisfaction of any related conditions. Unless, in the case of RSUs, an election is made under Section 11.08 to defer the settlement of RSUs, and unless otherwise provided in the terms of any Award Agreement, upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, RSUs shall be settled by delivery of a stock certificate for the number of shares of Common Stock associated with the Award with respect to which the restrictions have expired or the terms and conditions have been satisfied to the Participant or the Participant’s beneficiary or estate, as the case may be. Such payment in settlement of RSUs shall be made promptly, but in any event not later than 1) the end of the year in which the Restricted Period ended and the conditions were satisfied or 2) if later, the 15th day of the third calendar month following the date on which the Restricted Period ended, provided that the Award holder will not be permitted, directly or indirectly, to designate the taxable year of settlement. The Participant may be required to execute a release of claims against the Company and its subsidiaries in this event. If an election is made under Section 11.08 to defer the settlement of RSUs, delivery shall occur as described here but upon the date or dates of delivery in accordance with Section 11.09 and the deferral election. Notwithstanding the above, if the Participant is a Specified Employee, and is entitled to receive a payment in respect of RSUs upon Termination of Service or on a date determinable based on the date of Termination of Service (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Service, such payment shall be delayed by at least six (6) months after the date of such Participant’s Termination of Service to the extent required by Section 409A of the Code and the regulations thereunder.
11.07. Performance-Based Objectives. At the time of the grant of Restricted Shares or RSUs to a Participant, and prior to the beginning of the performance period to which performance objectives relate, the Committee may establish performance objectives based on criteria selected by the Committee, including, without limitation, any one or more of the following, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: price of Common Stock, or the common stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on, among other things, an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business.  These performance goals and determination of results shall be based entirely on financial measures.  The Committee shall determine how any performance objectives shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction. To the extent that the Award is subject to Section 409A of the Code, and to the extent intended and necessary to comply with change in control payment or toggle rules under Section 409A of the Code, payment in connection with a Change in Control must be made in respect of a Change in Control that satisfies the definition of “change in control event” in Section 409A of the Code and the regulations thereunder, unless otherwise permitted in satisfaction of the alternative payment rules under Section 409A of the Code and the regulations thereunder.

11.08. Deferred Restricted Share Units. The Committee may permit a Participant who has been designated to receive an RSU Award to elect to defer the receipt of the shares in settlement of such RSU Award as well as the form of payment of such deferred RSUs.
All elections under this Section 11.08 to defer the settlement of an RSU Award must be made in accordance with the requirements of Section 409A of the Code and the regulations thereunder. Any election not in compliance with such requirements shall be treated as invalid and the deferral election shall be disregarded and distribution of the shares of Common Stock upon settlement of the Award shall be made as though the Participant did not elect to defer. For this purpose, an invalid deferral election shall include (but is not limited to) a deferral election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date or (iii) cannot otherwise become effective under applicable rules. If a valid deferral election is incomplete, the deferral election shall be honored and distribution of the shares of Common Stock attributable to the Award shall be made as though the Participant elected a deferred lump sum payment. For this purpose, a valid but incomplete deferral election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments. Unless the Award Agreement and terms and conditions accompanying specific Awards indicate otherwise, or as otherwise provided in the Plan, the deferred RSUs shall be subject to the same restrictions, conditions and forfeiture provisions as the associated nondeferred RSUs.
During the Restricted Period with respect to RSUs, Participants shall not have the right to receive any dividends. After the end of the Restricted Period and prior to the time that shares of Common Stock are transferred to the Participant, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding RSU in an amount equal to the amount the Participant would have received as dividends if the RSUs were actual shares of Common Stock. Such dividend equivalents will be converted into additional RSUs based on the Fair Market Value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee, and paid at the same time and in the same manner as the underlying RSUs.

At no time shall any assets of the Company be segregated for payment of RSUs hereunder. Participants who have elected to defer the settlement of RSUs shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments attributable to RSUs in the future, in accordance with the applicable terms and conditions.
11.09. Payment of Deferred Restricted Share Units. RSUs are payable solely in shares of unrestricted Common Stock, and shall be paid in accordance with the terms of delivery under Section 11.06 and this Section 11.09. Shares attributable to deferred RSUs that are vested in accordance with the terms and conditions applicable to such Awards shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such Awards, which shall be either in a single payment or in up to ten (10) installment payments.
If a lump sum distribution is elected, the payment shall be made on the date provided in, and in accordance with, the terms and conditions applicable to the Award. If installment distributions are elected, the initial installment shall be paid on the date provided in, and in accordance with, the terms and conditions applicable to the Award. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the Participant dies prior to the time all shares of Common Stock have been distributed, distribution shall be made to the Participant’s beneficiary or estate on the payment date provided in, and in accordance with, the terms and conditions applicable to the RSU Award. If Termination of Service occurs during the Restricted Period, the terms and conditions shall set forth the rights of the Participant to payment, as well as the time and form of distribution of such Awards, if any, to the Participant. A participant shall have no rights as a shareholder with respect to deferred RSUs until such time, if any, as shares of Common Stock are transferred to the Participant (or the Participant’s beneficiary or estate, if applicable). Notwithstanding the above, if the Participant is a Specified Employee and is entitled to receive payment upon Termination of Service or on a date determinable based on the date of Termination of Service (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Service, such payment (or in the case of installments, the first payment) shall be delayed by at least six (6) months after the date of such Participant’s Termination of Service, to the extent required by Section 409A of the Code and the regulations thereunder; in this event, subsequent installment payments shall occur on the anniversary of the first delayed installment payment.

Provided that the terms and conditions applicable to a deferred RSU Award permit it, a Participant may change the Participant’s distribution election, provided such change in distribution election is made not less than 12 months before the date the payment (or in the case of installments, the first payment) is scheduled to be made, and is irrevocable after this date. Such an election may be made to change payment(s) from a single lump sum payment to installment payments, from installment payments to a single lump sum payment, or from one number of installment payments to another number of installment payments, by submitting such election to the Company; provided, (i) such election does not become effective until at least twelve (12) months after the date on which the election is made and (ii) except in the case of payment permissible upon the Participant’s death, the payment (or in the case of installments the first payment) must be deferred for a period of not less than five (5) years from the date such payment would have been made or commenced if there had been no election to change the form of payment. For this purpose, all installment payments are treated as a single payment. Any election not made in accordance with such procedures shall be treated as invalid, and the change in distribution election shall be disregarded and distribution of the shares of Common Stock attributable to the Awards shall be made as though the Participant did not elect to change the time and form of distribution. For this purpose, an invalid change in distribution election shall include (but is not limited to) an election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date or (iii) cannot otherwise become effective under applicable rules. If a valid change in distribution election is incomplete, the change in distribution election shall be honored and distribution of the shares attributable to the Awards shall be made as though the Participant elected a change in distribution to a deferred lump sum payment. For this purpose, a valid but incomplete change in distribution election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments.
ARTICLE XII
PERFORMANCE UNITS
12.01. Award of Performance Units. For each Performance Period, Performance Units may be granted under the Plan to such Participants as the Committee shall determine. The Award Agreement covering such Performance Units shall specify the Ending Value. If necessary to make the calculation of the amount to be paid to the Participant pursuant to Sections 12.03 and 12.04, the Committee shall also state in the Award Agreement the Initial Value. The Award Agreement may also specify that each Performance Unit is deemed to be equivalent to one (1) share of Common Stock. Performance Units granted to a Participant shall be credited to a Performance Unit Account established and maintained for such Participant.
12.02. Performance Period. Different Performance Periods may be established for different Participants receiving Performance Units. Performance Periods may run consecutively or concurrently.
12.03. Right to Payment of Performance Units. All applicable terms and conditions shall be set forth in the Award Agreement and/or in accompanying terms and conditions on or before the date of grant of Performance Units. With respect to each Award of Performance Units under this Plan, the Committee shall specify the Performance Objectives. If the Performance Objectives established for a Participant for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested but such determination shall not change the date of payment of the Awards. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the Participant. Except as provided in Section 19.01, on or before the date of grant, the Committee may also determine, in its sole discretion, that Performance Units awarded to a Participant shall become partially or fully vested upon the Participant’s death, Total Disability or Retirement, or upon the Participant’s Termination of Service prior to the end of the Performance Period but such determination shall not change the date of payment of the Awards. Performance Unit Awards represent an unfunded promise to pay the Participant the value specified in the Award Agreement and/or applicable terms and conditions in the future if the conditions associated with the Performance Unit Award are satisfied and the Performance Units are not otherwise forfeited prior to the stated date of payment, under the terms and conditions applicable to such Award.

12.04. Payment for Performance Units. As soon as practicable following the end of a Performance Period but not later than 90 days after the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.03). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the Participant pursuant to Section 12.03. Within 90 days after the end of a Performance Period, provided the Committee determines the Performance Objectives have been achieved or partially achieved pursuant to Section 12.03, if the Award Agreement specifies that each Performance Unit is deemed to be equivalent to one (1) share of Common Stock, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Fair Market Value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to 1) the Fair Market Value of a share of Common Stock on the payment date less 2) the Fair Market Value of a share of Common Stock on the date of grant of the Performance Unit. If the Award Agreement specifies a value for each Performance Unit or sets forth a formula for determining the value of each Performance Unit at the time of payment, then within 90 days after the end of a Performance Period, provided the Committee determines the Performance Objectives have been achieved or partially achieved pursuant to Section 12.03, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock or in such combination of cash and Common Stock as the Committee shall determine. The Committee may, in its discretion, permit the deferral of settlement of vested Performance Units pursuant to procedures consistent with those applicable to the deferral of settlement of RSUs under Sections 11.08 and 11.09 above, subject to any exceptions or requirements under Section 409A of the Code and the regulations thereunder.
12.05. Voting and Dividend Rights. No Participant shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Unit Account credited or increased as a result of any dividends or other distribution with respect to shares of Common Stock. In the event of the payment of a dividend or other distribution in connection with the shares of Common Stock, Participants may, at the discretion of the Committee, receive such dividend or distribution equivalent subject to the same restrictions and vesting conditions as the underlying Performance Units. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend or other distribution equivalents paid on the shares of Common Stock underlying a Participant’s Performance Units prior to the vesting of the Participant’s Performance Units be credited to the Participant in cash or in a number of additional Performance Units having an aggregate Fair Market Value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Units credited to the Participant’s account at the time the dividend was declared. Such cash right or additional Performance Units credited to the Participant in relation to dividend or other distribution equivalents paid with respect to a Performance Unit shall be subject to the same restrictions and satisfaction of the same Performance Objectives as applicable to such Performance Unit. All distributions or credits in respect of distributions, if any, received by a Participant with respect to Performance Units as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XII and the adjustment provisions of Article XVI.

ARTICLE XIII
UNRESTRICTED SHARES
13.01. Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to associates at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. Except to the extent required by applicable law, no payment shall be required for Unrestricted Shares.
13.02. Delivery of Unrestricted Shares. The Company shall issue, in the name of each Participant to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the Participant, and shall deliver such certificates to the Participant on a fixed or objectively determinable date of payment, which shall be set forth at the time of grant.
13.03. Deferred Share Units. The Committee may permit a Participant who has been designated to receive an Unrestricted Share Award to elect to receive such Unrestricted Share Award in the form of Deferred Share Units.
Any such election must be made on or before December 31 of the calendar year prior to the year the compensation attributable to such Award (or any portion of such Award) is earned, and shall be irrevocable after such date, and further shall comply with the rules set forth in Section 11.08, which apply to deferral elections, including such rules relating to invalid and valid but incomplete deferral elections. At no time shall any assets of the Company be segregated for payment of Deferred Share Units hereunder. Participants who have elected to receive Unrestricted Shares in the form of Deferred Share Units shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments on Deferred Share Units in the future.
After the Award of Deferred Share Units to the Participant and prior to the time that shares of Common Stock are transferred to the Participant pursuant to Section 13.04, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding Deferred Share Unit in an amount equal to the amount the Participant would have received as dividends if the Deferred Share Units were actual shares of Common Stock. Such dividend equivalents will be converted into additional Deferred Share Units based on the Fair Market Value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee, and paid at the same time and in the same manner as the underlying Deferred Share Units.

13.04. Payment of Deferred Share Units. Deferred Share Units are payable solely in shares of unrestricted Common Stock, and shall be paid in accordance with the terms of delivery under Section 13.03 and this Section 13.04. Shares applicable to such Awards shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such Awards, which shall be either in a single payment or in up to ten (10) installment payments.
If a lump sum distribution is elected, the payment shall be made on the date provided in, and in accordance with, the terms and conditions applicable to the Award. If installment distributions are elected, the initial installment shall be paid on the date provided in, and in accordance with, the terms and conditions applicable to the Award. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the Participant dies prior to the time all shares have been distributed, distribution shall be made to the Participant’s beneficiary or estate on the payment date provided in, and in accordance with, the terms and conditions applicable to the Award. A Participant shall have no rights as a shareholder with respect to Deferred Share Units until such time, if any, as shares of Common Stock are transferred to the Participant (or the Participant’s beneficiary or estate, if applicable). Notwithstanding the above, if the Participant is a Specified Employee and is entitled to receive payment upon Termination of Service or on a date determinable based on the date of Termination of Service (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Service, such payment (or in the case of installments, the first payment) shall be delayed by at least six (6) months after the date of such Participant’s Termination of Service, to the extent required by Section 409A of the Code and the regulations thereunder; in this event, subsequent installment payments shall occur on the anniversary of the first delayed installment payment.
Provided that the terms and conditions applicable to a Deferred Share Unit Award permit it, a Participant may change the Participant’s distribution election, provided such change in distribution election shall comply with the procedures and rules set forth in Section 11.09 which apply to change in distribution elections, including such rules relating to invalid and valid but incomplete change in distribution elections.
ARTICLE XIV
CONVERTED AWARDS AND REPLACEMENT AWARDS
14.01. Converted Awards and Replacement Awards. Notwithstanding anything in the Plan to the contrary, Converted Awards and Replacement Awards shall be granted under the Plan in accordance with the terms of the Employee Matters Agreement, and may be granted under the Plan in the form of any type of Award, as determined in accordance with the Employee Matters Agreement. Notwithstanding anything in the Plan to the contrary, the terms and conditions of the Plan will apply to Converted Awards and Replacement Awards only to the extent that such terms and conditions are not inconsistent with the terms of the Employee Matters Agreement and the terms of the applicable Converted Awards and Replacement Awards as contemplated by the Employee Matters Agreement.

ARTICLE XV
CLAWBACK
15.01. Clawback. If the Committee determines in good faith either that: 1) if required by applicable law with respect to a Participant or 2) (x) a Participant engaged in fraudulent conduct or activities relating to the Company, (y) a Participant has knowledge of such conduct or activities or (z) a Participant, based upon the Participant’s position, duties or responsibilities, should have had knowledge of such conduct or activities, the Committee shall have the power and authority under the Plan to terminate without payment all of such Participant’s outstanding Awards. If required by applicable law with respect to a Participant or if a Participant described in (ii) above has received any compensation pursuant to an Award that is based on or results from such conduct or activities, such Participant shall promptly reimburse to the Company a sum equal to either an amount required by such law or the amount of such compensation paid in respect of the year in which such conduct or activities occurred, as applicable. Notwithstanding anything to the contrary contained herein, any Awards (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, as may be adopted or amended by the Board or the Committee at any time in its discretion, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any shares of Common Stock issued or cash received upon vesting, exercise or settlement of any such Awards or sale of shares of Common Stock underlying such Awards.
ARTICLE XVI
ADJUSTMENTS; REPRICING
16.01. Adjustments. Notwithstanding any other provision of the Plan, the Committee shall make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, Restricted Shares, RSUs, Performance Units or other Awards as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. However, any such adjustment with respect to Options and Stock Appreciation Rights shall satisfy the requirements of Treas. Reg. §1.409A-1(b)(5)(v)(D) and shall otherwise ensure that such Awards continue to be exempt from Section 409A of the Code, and any such adjustment to Awards that are subject to Section 409A of the Code, including RSUs and Performance Units, shall be made to the extent compliant with Section 409A of the Code and the regulations thereunder.

16.02. Repricing. Except as provided above in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.
ARTICLE XVII
AMENDMENT AND TERMINATION
17.01. Amendment and Termination. The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would constitute a “material revision” of the Plan within the meaning of New York Stock Exchange Rule 303A(8) shall be subject to the approval of the Company’s stockholders. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Participant to whom an Award shall theretofore have been granted, materially adversely affect the rights of such Participant under such Award, except to the extent any such action is undertaken to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
ARTICLE XVIII
WRITTEN AGREEMENT
18.01. Written Agreements. Each Award shall be evidenced by a written agreement, contract or other instrument (which may be in electronic form), executed or acknowledged by the Participant and the Company in the manner (if any) as determined by the Committee, and containing such restrictions, terms and conditions, if any, as the Committee may require (the “Award Agreement”). In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.
ARTICLE XIX
CHANGE IN CONTROL
19.01. Effect of Change in Control. In the event that a Participant’s employment or service is terminated by the Company other than for Cause or, to the extent provided in an employment agreement between the Company and a Participant, a Participant resigns for Good Reason, in either case during the 24-month period beginning on the date of a Change in Control, 1) Options and Stock Appreciation Rights granted to such Participant which are not yet exercisable shall become fully exercisable; 2) any restrictions applicable to any Restricted Shares and RSUs awarded to such Participant shall be deemed to have been satisfied at target and the Restricted Period, if any, as applicable to such Restricted Shares and RSUs held by such Participant shall be deemed to have expired; and 3) any Performance Objectives applicable to any Performance Units awarded to such Participant shall be deemed to have been satisfied at target and the Performance Period, if any, as applicable to such Performance Units held by such Participant shall be deemed to have expired. Notwithstanding the foregoing, or the provisions of Sections 11.06 or 12.04, if the accelerated settlement of any RSU or Performance Unit would cause the application of additional taxes under Section 409A of the Code, such RSU or Performance Unit will be settled on the date it would otherwise have been settled in the absence of a Change in Control, unless the transaction constituting the Change in Control falls within the definition of a Change in Control Event within the meaning of Section 409A of the Code and the regulations thereunder. Notwithstanding the foregoing, for the avoidance of doubt, the Committee in place prior to a Change in Control may in its discretion provide for alternative treatment of Awards in connection with the Change in Control.

ARTICLE XX
MISCELLANEOUS PROVISIONS
20.01. Awards to Participants Outside the United States. The Committee may modify the terms of any outstanding or new Award granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed. An Award may be modified under this Section 20.01 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation
20.02. Tax Withholding. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit a Participant to satisfy the Participant’s tax withholding obligation either by 1) surrendering shares of Common Stock owned by the Participant or 2) having the Company withhold from shares of Common Stock otherwise deliverable to the Participant. Shares of Common Stock surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes. In the case of an Award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the Participant at the time of such Award.
20.03. Compliance With Section 16(b). In the case of Participants who are or may be subject to Section 16 of the Act, it is the intent of the Company that the Plan and any Award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 under the Act, so that such persons will be entitled to the benefits of Rule 16b-3 under the Act or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any Award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Participants who are or may be subject to Section 16 of the Act.
20.04. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding Awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law and the provisions of Article XVI.

20.05. General Creditor Status. Participants shall have no right, title or interest whatsoever in or to any investments which the Participant may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or legal representative of such Participant. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.
20.06. No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article XVIII, nor the grant of any Award, shall confer upon any Participant any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such Participant’s employment at any time.
20.07. No Rights to Awards; No Rights to Additional Payments. No Participant shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. All grants of Awards and deliveries of Common Stock, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing any contributions to or any benefits under any retirement, profit-sharing, severance or other benefit plan of the Company or any subsidiary or affiliate, unless the Committee expressly provides otherwise in writing.
20.08. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the Participant at the Participant’s address set forth in the books and records of the Company or its subsidiaries or (b) to the Company or the Committee at the principal office of the Company.
20.09. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.10. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.
20.11. Term of Plan. Unless earlier terminated pursuant to Article XVII hereof, the Plan shall terminate on the tenth anniversary of the Effective Date (such period from the Effective Date to such termination or expiration of the Plan, the “Plan Term”). Following the end of the Plan Term, no additional Awards may be granted under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
ARTICLE XXI
DEFINITIONS
21.01. As used in the Plan, the following terms shall have the respective meanings indicated:
(a)        “Act” means the Securities Exchange Act of 1934, as amended.
(b)       “Award” means any award contemplated by Section 2.01, including, for the avoidance of doubt, any Substitute Award, Converted Award and Replacement Award.
(c)        “Board” means the Company’s Board of Directors.
(d)       “Cause” has the meaning set forth in the Participant’s Service Agreement, if any (whether defined as “cause” or a term of similar import), or if not so defined, means, unless otherwise provided in the applicable Award Agreement, that the Participant (1) was grossly negligent in the performance of the Participant’s duties with the Company (other than a failure resulting from the Participant’s incapacity due to physical or mental illness); (2) has plead “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (3) engaged in misconduct in bad faith which could reasonably be expected to materially harm the Company’s business or its reputation. The Participant shall be given written notice by the Company of a termination for Cause, which shall state in detail the particular act or acts or failures to act that constitute the grounds on which the termination for Cause is based.

(e)      “Change in Control” means, and shall be deemed to have occurred upon, the occurrence of any of the following events:

1)       Any Person (other than an Excluded Person) becomes, together with all “affiliates” and “associates” (each as defined under Rule 12b-2 of the Act) the “beneficial owner” (as defined under Rule 13d-3 of the Act) of securities representing 50% or more of the combined voting power of the Voting Stock of the Company then outstanding, unless such Person becomes the “beneficial owner” of 50% or more of the combined voting power of such Voting Stock then outstanding solely as a result of an acquisition of such Voting Stock by the Company which, by reducing the Voting Stock of the Company outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all “affiliates” and “associates” of such Person) to 50% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided that if a Person shall become the “beneficial owner” of 50% or more of the combined voting power of the Voting Stock of the Company then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the “beneficial owner” of any additional Voting Stock of the Company which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 50% or more of the combined voting power of the Voting Stock of the Company then outstanding, such Person shall, upon becoming the “beneficial owner” of such additional Voting Stock of the Company, be deemed to have become the “beneficial owner” of 50% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;
2)       During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new Director, whose election by such Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting such Board;
3)    A reorganization, merger or consolidation of the Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of the Company outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 50% or more of the voting power of the outstanding Voting Stock of the Company) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board of Directors of the Company at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

4)      The consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of the Company outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 50% or more of the voting power of the outstanding Voting Stock of the Company) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of such corporation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board of Directors of the Company at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.
Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (i) as a result of the formation of a Holding Company or (ii) with respect to a Participant, if the Participant is part of a “group,” within the meaning of Section 13(d)(3) of the Act as in effect on the Plan’s effective date, which consummates the Change in Control transaction. In addition, for purposes of the definition of “Change in Control” a Person engaged in business as an underwriter of securities shall not be deemed to be the “beneficial owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.
(f)        “Change in Control Event” has the meaning set forth in Section 409A of the Code.
(g)       “Code” means the Internal Revenue Code of 1986, as amended.
(h)      “Committee” means the Human Capital and Compensation Committee of the Board, or such other committee as designated by the Board.
(i)        “Common Stock” means shares of the Company’s common stock, par value $0.01 per share.
(j)        “Deferred Share Unit” means the right to receive a share of Common Stock in the future.
(k)     “Employee Matters Agreement” means the Employee Matters Agreement by and between L Brands, Inc., a Delaware corporation, and Victoria’s Secret & Co., dated as of [●], 2021, as may be amended from time to time in accordance with its terms.

(l)      “Ending Value” means the value for each Performance Unit or formula for determining the value of each Performance Unit at the time of payment, in each case as provided for in the applicable Award Agreement.
(m)      “Excluded Person” means (i) the Company; (ii) any of the Company’s subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by the Company, any of its subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv).
(n)        “Fair Market Value” means the closing price of the Common Stock as reported on the principal exchange on which the shares of Common Stock are listed for the date on which the grant, exercise or other transaction occurs, or if there were no sales on such date, the most recent prior date on which there were sales.
(o)    “Good Reason” has the meaning set forth in the Participant’s Service Agreement, if any, or in the applicable Award Agreement, to the extent applicable.
(p)       “Holding Company” means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then-outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners,” respectively, of the Voting Stock of the Company outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock of the Company.
(q)        “Incentive Stock Option” has the meaning set forth in Section 2.01 of the Plan.
(r)       “Initial Value” means the initial value for each Performance Unit as provided for in the applicable Award Agreement and as necessary to make the calculation of the amount to be paid to a Participant pursuant to Sections 12.03 and 12.04 of the Plan.
(s)        “Nonstatutory Stock Option” has the meaning set forth in Section 2.01 of the Plan.
(t)         “Nontandem Stock Appreciation Right” has the meaning set forth in Section 2.01 of the Plan.
(u)        “Participant” means any individual who receives an Award pursuant to Section 4.01 of the Plan.
(v)     “Performance Objectives” means the performance objectives, as specified by the Committee, which must be satisfied in order for the Participant to vest in the Performance Units which have been awarded to the Participant for the Performance Period.

(w)       “Performance Period” means the period of time, as established by the Committee in its sole discretion, applicable to Performance Units.
(x)     “Performance Unit Account” means an account established and maintained for a Participant who is granted Performance Units.
(y)        “Performance Units” has the meaning set forth in Section 2.01 of the Plan.
(z)      “Person” means any individual composition, partnership, limited liability company, associations, trust or other entity or organization.
(aa)      “Restricted Period” means the period of time, as established by the Committee, applicable to Restricted Shares and RSUs.
(bb)      “Restricted Share Unit” or “RSU” has the meaning set forth in Section 2.01 of the Plan.
(cc)      “Restricted Share” has the meaning set forth in Section 2.01 of the Plan.
(dd)      “Retirement” means, unless otherwise provided in any applicable Award Agreement, a Participant’s Termination of Service other than for Cause following the date on which a Participant has attained age 55 and completed seven years of service with the Company.
(ee)     “Service Agreement” means any employment, severance, consulting or similar agreement between an applicable Participant and the Company or any of its subsidiaries or affiliates.
(ff) “Specified Employee” has the meaning set forth in Section 409A of the Code and the regulations thereunder.
(gg)      “Stock Appreciation Rights” has the meaning set forth in Section 2.01 of the Plan.
(hh)      “Tandem Stock Appreciation Rights” has the meaning set forth in Section 2.01 of the Plan.
(ii)      “Termination of Service” means, in the case of a Participant who is an employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any of its subsidiaries or affiliates, or, in the case of a Participant who is a consultant or director, the date the performance of services for the Company and subsidiaries and affiliates has ended; provided, however, that in the case of a Participant who is an employee, the transfer of employment from the Company to a subsidiary or affiliate, from a subsidiary or affiliate to the Company, from one subsidiary or affiliate to another subsidiary or affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a subsidiary or affiliate as a director or consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that, unless otherwise determined by the Committee, a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a subsidiary or affiliate of the Company when such subsidiary or affiliate ceases to be a subsidiary or affiliate of the Company, respectively, unless such Participant’s employment or service continues with the Company or another subsidiary or affiliate of the Company.  Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation from service” (as such term is defined under Section 409A of the Code and the regulations thereunder).

(jj)     “Total Disability” has the meaning set forth in the Victoria’s Secret & Co. Long-Term Disability Plan or any successor thereto.
(kk)      “Unrestricted Shares” has the meaning set forth in Section 2.01 of the Plan.
(ll)       “Voting Stock” means securities of the Company entitled to vote generally in the election of the Company’s Board.